UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2022

CNX Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center 1000 CONSOL Energy Drive, Suite 400 Canonsburg, Pennsylvania 15317
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock ($.01 par value)	CNX	New York Stock Exchange
Preferred Share Purchase Rights	—	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On September 12, 2022, CNX Resources Corporation (the “Company”) and certain subsidiaries of the Company entered into a purchase agreement (the “Purchase Agreement”) with Citigroup Global Markets Inc. as the representative of the initial purchasers (the “Initial Purchasers”), with respect to a private offering (the “Notes Offering”) by the Company of $500,000,000 aggregate principal amount of 7.375% senior notes due 2031 (the “Notes”), along with the related guarantees of the Notes. The Notes Offering is expected to close on or about September 26, 2022, in accordance with the terms of the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and agreements by the Company and all of the Company’s current restricted subsidiaries that guarantee its obligations under its revolving credit facility and certain of its future subsidiaries (the “Guarantors”) and customary conditions to closing, obligations of the parties and termination provisions. The Company and the Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Initial Purchasers may be required to make because of any of those liabilities.

The Initial Purchasers and their respective affiliates have provided, and may in the future provide, various financial advisory, sales and trading, commercial and investment banking and other financial and non-financial activities and services to the Company and its affiliates, for which they received or will receive customary fees and expenses.

The foregoing description is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and which is incorporated in this Item 1.01 by reference.

Item 7.01	Regulation FD Disclosure.

On September 12, 2022, the Company issued a press release announcing the pricing of $500 million aggregate principal amount of 7.375% senior notes due 2031. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information included in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information included in this Item 7.01 and Exhibit 99.1 attached hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

1.1	Purchase Agreement, dated as of September 12, 2022, among CNX Resources Corporation, the subsidiary guarantors party thereto and Citigroup Global Markets Inc., as representative of the initial purchasers named therein.

99.1	Press Release dated September 12, 2022 announcing the pricing of $500 million of senior notes by CNX Resources Corporation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNX RESOURCES CORPORATION

By:	/s/ Alan K. Shepard
Name:	Alan K. Shepard
Title:	Chief Financial Officer

Dated: September 13, 2022